Exhibit 10.32

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement (this “Agreement”) is dated as of April 9, 2025 by and among MATTRESS LIQUIDATORS, INC., a Colorado corporation (together with its successors and assigns, the “Lender”), FELKER REVOCABLE TRUST DATED JULY 30, 1999, an individual (the “Subordinating Creditor”), and IMMUNOGENX, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”).

RECITALS

1.	Pursuant to an Amended and Restated Credit Agreement, dated as of April 9, 2025 by and between Borrower and Lender (as amended, supplemented, amended and restated, or modified from time to time, the “Credit Agreement”), Lender has agreed, upon the terms and subject to the conditions contained therein, to loan certain funds to Borrower (the “Loans”).

2.	Pursuant to that certain Promissory Note, in the original principal amount of $500,000.00 dated as of March 13, 2024 executed by Borrower for the benefit of Subordinating Creditor, as amended, supplemented, amended and restated, or modified from time to time (“Subordinated Note”), Subordinating Creditor has agreed, upon the terms and subject to the conditions contained therein, to loan certain funds to Borrower.

3.	Subordinated Creditor executed and delivered to Lender that certain Subordination Agreement, dated as of March 13, 2024, of and relating to the Subordinated Note (“Original Subordination Agreement”).

4.	Pursuant to the terms of the Credit Agreement, and as a condition precedent to Lender making any advances thereunder, Lender has required that Borrower obtain the subordination of the rights of Subordinating Creditor with respect to the Subordinated Obligations (as hereafter defined) to the rights of Lender with respect to the Credit Agreement.

5.	Subordinating Creditor acknowledges that it directly or indirectly benefits from the Loans as a result of being a direct or indirect shareholder of Borrower, that it has had an opportunity to review the Credit Agreement and Loan Documents and is familiar with its terms and the defined terms specifically incorporated herein.

6.	In order to induce Lender to loan funds under the Credit Agreement, Borrower has requested that the Subordinating Creditor enter into this Agreement on the terms provided herein and the Subordinating Creditor has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, desire to amend and restated the Original Subordination Agreement as follows:

1.             Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

a.            “Paid in Full” and “Payment in Full” means the final payment and satisfaction in full of the Senior Debt (other than contingent obligations for which no claim has been made) and the irrevocable termination of all commitments of Lender to extend credit to the Borrower under the Credit Agreement.

b.             “Senior Debt” means all Obligations of Borrower, including, without limitation, principal, interest (at the rates (including the default rate) as set forth in the Credit Agreement, or otherwise), fees, costs, enforcement expenses (including reasonable attorneys’ fees, costs and expenses, expert witness fees, investigation costs and expenses, court costs, receivership fees and costs, and disbursements), protective advances and other reimbursement or indemnity obligations, now or hereafter owing to Lender under or with respect to the Credit Agreement or any of the other Loan Documents, together with all modifications, renewals, extensions, supplements and replacements thereof. The Senior Debt shall expressly include any and all interest accruing (at the default rate, as set forth in the Credit Agreement, or otherwise) or out-of-pocket costs or expenses incurred after the date of any filing by or against Borrower of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency, or reorganization act regardless of whether Lender’s claim therefore is allowed or allowable in the case or proceeding relating thereto.

c.             “Subordinated Documents” means, collectively, the Subordinated Note and any other agreements, documents and instruments entered into, and/or delivered, by any of the parties thereto in connection with any of the Subordinated Obligations, all as originally executed and as amended, restated, extended, renewed, refinanced, replaced or otherwise modified from time to time.

d.             “Subordinated Obligations” means, collectively, all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), protective advances, and other payment, reimbursement, and indemnity obligations now or hereafter owing to Subordinating Creditor under or with respect to the Subordinated Note or any of the other Subordinated Documents.

2.             No Payment on Subordinated Obligations in Certain Circumstances.

a.             General. The Subordinated Obligations and any and all Subordinated Documents shall be and hereby are subordinated, and the payment thereof and thereunder is deferred until the Senior Debt has been Paid in Full. Prior to Payment in Full of the Senior Debt, Borrower shall not be permitted to pay, and Subordinating Creditor shall not be permitted to receive, (i) any payments of principal or interest with respect to the Subordinated Obligations, without the prior written consent of Lender, which may be withheld in its sole discretion, or (ii) any prepayments of any kind or nature with respect to the Subordinated Obligations, in whole or in part, without the prior written consent of Lender, which may be withheld in its sole discretion; provided that this Section 2(a) shall not prohibit the accrual of interest on the Subordinated Obligations.

b.             Default on Subordinated Obligations. The failure to make a payment on any of the Subordinated Obligations shall not, subject to the terms and conditions of this Agreement, be construed as preventing the occurrence of a default or event of default under such Subordinated Obligations.

3.             Enforcement.

a.             No Acceleration; No Foreclosure. No declaration that all or any portion of the unpaid principal amount of the Subordinated Obligations shall be due and payable prior to its stated maturity shall be effective, until the Senior Debt has been Paid in Full. Subordinating Creditor agrees that, until the Senior Debt has been Paid in Full, Subordinating Creditor shall not (i) accelerate, assert, collect, or enforce the Subordinated Obligations or any part thereof, (ii) take any action to foreclose or realize upon the Subordinated Obligations or any part thereof, or enforce any Subordinated Document to which it is a party, (iii) file or otherwise bring (or join with any other creditor (unless Lender shall so join) in filing or otherwise bringing) any judicial action, including initiating a filing of a petition for relief under the Bankruptcy Code, or (iv) take (or join with any other creditor (unless Lender shall so join) in taking) any action to institute any legal or equitable proceeding or take any other action to enforce any right to payment with respect to, or collect upon, any Subordinated Obligations; provided, however, that at any meeting of creditors or in the event of any bankruptcy proceeding involving the Borrower, Subordinating Creditor shall retain the right to vote and file any proof of claim and otherwise act with respect to the Subordinated Obligations (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) so long as Subordinating Creditor does not vote in a manner inconsistent with the terms of this Agreement.

b.            No Action. Subordinating Creditor agrees that it will not take or omit to take any action or assert any claim with respect to any of the Subordinated Obligations until the Senior Debt has been Paid in Full. Except as otherwise set forth herein, Subordinating Creditor agrees that, Senior Debt has been Paid in Full, Subordinating Creditor shall not, without the prior written consent of Lender, which may be withheld in its sole discretion (i) use the Subordinated Obligations by way of counterclaim, setoff, recoupment or otherwise so as to diminish, discharge or otherwise satisfy, in whole or in part, any indebtedness or liability of Borrower to Subordinating Creditor, whether now existing or hereafter arising and howsoever evidenced, or (ii) exercise any right of subrogation (which right Subordinating Creditor may assert following such final payment in full), reimbursement, restitution, contribution, or indemnity whatsoever from any assets of Borrower or any guarantor of or provider of collateral security for the Senior Debt. Subordinating Creditor further waives any and all rights with respect to marshalling.

4.            Payments Held in Trust. Subordinating Creditor agrees that it will hold in trust and immediately pay over to Lender, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any amount that Borrower has paid or pays to Subordinating Creditor with respect to any of the Subordinated Obligations in contravention of this Agreement.

5.            Defense to Enforcement. If Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute, or participate in any suit, action, or proceeding against Borrower, then Borrower may interpose as a defense or plea the making of this Agreement, and Lender may intervene and interpose such defense or plea in its name or in the name of Borrower. If Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Obligations or enforce any of the Subordinated Documents, then Lender or Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of Lender or in the name of Borrower. If Subordinating Creditor, in contravention of the terms of this Agreement, obtains any monies or other assets of Borrower as a result of any administrative, legal, or equitable actions, or otherwise, Subordinating Creditor hereby agrees forthwith to pay, deliver, and assign to Lender, with appropriate endorsements, any such monies for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

6.            Bankruptcy, etc. Except as otherwise provided herein, during the term of this Agreement, at any meeting of creditors of Borrower, or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division, or application of all or part of the assets of Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution, or winding up of Borrower or its business, a receivership, insolvency, or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a proceeding by or against Borrower for relief under the federal Bankruptcy Code, or any other bankruptcy, reorganization, or insolvency law, or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension or marshalling of assets or otherwise, Lender is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any monies or other assets of Borrower distributed, and apply such monies to, or to hold such other assets or securities as collateral for, the Senior Debt, and to apply to the Senior Debt any proceeds of any realization upon such other assets that Lender in its discretion elects to effect, until the Senior Debt is Paid in Full, rendering to Subordinating Creditor any surplus to which Subordinating Creditor is then entitled.

7.             Liens. The amounts owed to Lender are unsecured with respect to the Borrower and only secured by certain collateral pledged by a Guarantor.

8.             Further Agreements of Subordinating Creditor.

a.             Notices of Default. Subordinating Creditor will promptly provide to Lender notice of any default or event of default with respect to the Subordinated Obligations or any of the other Subordinated Documents as to which Subordinating Creditor has actual knowledge.

b.             Further Assurances. Subordinating Creditor hereby agrees, upon request of Lender at any time and from time to time, to execute such other documents or instruments as may be requested by Lender to evidence the senior priority of the Senior Debt as contemplated hereby.

c.             Books and Records. Subordinating Creditor further agrees to maintain on its books and records such notations as Lender may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of Lender hereunder.

9.             [Reserved].

10.          Lender’s Freedom of Dealing. Subordinating Creditor agrees, with respect to the Senior Debt and any and all guaranties thereof, that Borrower and Lender may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and Lender may grant extensions of the time of payment or performance to and make compromises, including releases of guaranties, and settlements with Borrower and all other persons, in each case without the consent of or notice to Subordinating Creditor and without affecting the agreements of Subordinating Creditor or Borrower contained in this Agreement.

11.          Modification or Sale of the Subordinated Obligations. Subject to the terms and conditions of Section 18, Subordinating Creditor agrees that it shall not, at any time while this Agreement is in effect, without the prior written consent of Lender, which may be withheld in its sole discretion, modify any of the terms of the Subordinated Obligations or the Subordinated Documents to which it is a party (except an extension of time for payment).

12.          Borrower’s Obligations Absolute. Nothing contained in this Agreement shall impair, as between Borrower and Subordinating Creditor, the obligation of Borrower to pay to Subordinating Creditor all amounts payable in respect of the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms thereof, all, however, subject to the rights of Lender as set forth in this Agreement.

13.          Termination of Subordination. Subject to Section 24 below, this Agreement shall continue in full force and effect, and the obligations and agreements of Subordinating Creditor and Borrower hereunder shall continue to be fully operative, until the Senior Debt has been Paid in Full.

14.          Notice. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective, if by personal delivery, when delivered, if by nationally recognized overnight carrier, when delivered if prior to 5:00 p.m. local time of the recipient on a Business Day, or if not, at 9:00 a.m., local time on the next Business Day, if mailed by certified mail, return receipt requested, postage prepaid, upon first attempted delivery by the U.S. Postal Service after mailing, or if by email communication with delivery confirmation, when received if prior to 5:00 p.m., local time of the recipient on a Business Day, or if not, 9:00 a.m. local time on the next Business Day, addressed as follows (or any other address that the party to be notified may have designated to the sender by like notice):

To Lender:	Mattress Liquidators, Inc.
Attention: David Dolan
1435 White Hawk Ranch Drive
Boulder, CO 80303
Email: mattkingdolan@mattresskingcolo.com

With a copy to:	Frost Brown Todd
Attention: Edward J. Adkins 1801 California, Suite 2700 Denver, CO 80202
Email: eadkins@fbtlaw.com

To Subordinating Creditor:	Felker Revocable Trust Dated July 30, 1999 Attention: Peter Felker 1290 Moraga Drive Los Angeles, CA 90049 Email: res19rh4@gmail.com

To Borrower:	ImmunogenX, LLC
Attention: Jack A. Syage
1600 Dove Street, Suite 330
Newport Beach, CA 92660
Email: jsyage@immunogenx.com

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur (i) if mailed, (ii) if delivered in person or (iii) if sent by telecopier, and (iv) if sent by overnight courier, of the date when delivered to the addressee.

15.          Governing Law. This Agreement and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Colorado, without reference to the choice of law or conflicts of law principles. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and of any Colorado State court sitting in sitting in Boulder County, Colorado for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Borrower, Lender and Subordinating Creditor irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

16.          Waiver of Jury Trial. LENDER, SUBORDINATING CREDITOR, AND BORROWER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF LENDER, SUBORDINATING CREDITOR, AND BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

17.          Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

18.          Successors and Assigns. This Agreement shall be binding upon Lender, Borrower and Subordinating Creditor and their respective successors and assigns, and shall inure to the benefit of Lender, Borrower and Subordinating Creditor and their respective successors and assigns. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender, which may be withheld in its sole discretion. Subordinating Creditor agrees not to sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Obligations or any Subordinated Documents (a) without giving prior written notice of such action to Lender, and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Lender an agreement substantially identical to this Agreement (but mutatis mutandis), providing for the continued subordination and forbearance of the Subordinated Obligations to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Lender arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinating Creditor.

19.          Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Lender, Borrower and Subordinating Creditor; provided, however, that such waiver shall be limited to the specific provision or provisions expressly so waived.

20.          Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

21.          Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of Lender in connection with the administration of this Agreement, including, without limitation the reasonable attorneys’ fees, costs and expenses, expert witness fees, investigation costs and expenses, court costs, receivership fees and costs, and disbursements incurred by Lender in the exercise of any right or remedy available to it under this Agreement.

22.          Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements, understandings and negotiations.

23.          Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

24.          Reinstatement. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Lender and Subordinating Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed. To the extent that Lender receives payments (whether in cash, property or securities) on the Senior Debt that are subsequently invalidated, declared to be preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Lender. If any payments were received by Subordinating Creditor at a time that such payments would not have been permitted had such set aside occurred prior to such payments then such payments shall be subject to the turnover provided for herein.

25.          Amendment and Restatement. This Amended and Restated Subordination Agreement amends and restates in its entirety the Original Subordination Agreement. From and after the date of this Agreement, all references to the Original Subordination Agreement in the Loan Documents shall be amended to refer to this Agreement and the Original Subordination Agreement shall be void and of no further force or effect.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUBORDINATING CREDITOR:

FELKER REVOCABLE TRUST DATED JULY 30, 1999

By:	/s/ Peter Felker
Peter Felker, Trustee

[Subordinating Creditor Signature page to Amended and Restated Subordination Agreement]

“BORROWER”

IMMUNOGENX, LLC,
a Delaware limited liability company

By:	/s/ Richard Paolone
Name:	Richard Paolone
Title:	Authorized Representative

[Borrower Signature page to Amended and Restated Subordination Agreement]

“LENDER”

MATTRESS LIQUIDATORS, INC., a Colorado corporation

By:	/s/ David Dolan
Name:	David Dolan
Title:	Chief Executive Officer

[Lender Signature page to Amended and Restated Subordination Agreement]